Exhibit 99.1

                                         XL Capital Ltd
                                        XL House
                                        One Bermudiana Road
                                         Hamilton HM 11
                                         Bermuda

                                         Phone   (441) 292 8515
                                          Fax       (441) 292 5280
Press Release

Contact:	David R. Radulski	Roger R. Scotton
	Investor Relations	Media Relations
	(441) 294 7104	(441) 294 7165

REGISTRATION STATEMENT FILED FOR
INITIAL PUBLIC OFFERING OF XL CAPITAL LTD’S
FINANCIAL GUARANTY BUSINESS

HAMILTON, BERMUDA - April 7, 2006 - XL Capital Ltd (NYSE: XL) (“XL”) announced today that Security Capital Assurance Ltd (“SCA”) - a newly-created holding company for XL’s financial guaranty insurance and reinsurance businesses conducted through XL Capital Assurance Inc. (“XLCA”) and XL Financial Assurance Ltd. (“XLFA”) - has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission relating to a proposed initial public offering of a portion of its common shares.

Through its operating units of XLCA and XLFA, SCA will provide credit enhancement products to public finance and structured finance markets throughout the U.S. and internationally.

Under the registration statement, a portion of SCA’s shares will be issued and sold by SCA and a portion will be sold by SCA’s parent, XL Insurance (Bermuda) Ltd, as selling shareholder. After the consummation of the offering, XL will beneficially own approximately 65% of SCA’s outstanding common shares (which will be reduced if the underwriters’ over-allotment option to purchase additional common shares is exercised).

SCA expects to use the proceeds it receives from the offering primarily for capital contributions to its financial guaranty subsidiaries to support future business growth. SCA intends to apply to have its shares listed on the New York Stock Exchange under the ticker symbol “SCA”.

Mr. Paul S. Giordano, Executive Vice President and Chief Executive of XL’s Financial Products & Services segment, has been appointed President and Chief Executive Officer of SCA and Chief Executive Officer of XLCA.

Mr. Brian M. O’Hara, President and Chief Executive Officer of XL, said: “I have confidence in the commitment and expertise of Paul Giordano and the entire SCA senior management team. This is a significant strategic initiative which reflects the continued importance of this business and which should also enhance its future value to XL. I believe that the IPO of SCA will enable XL to build on its strengths in insurance and reinsurance while enabling SCA to continue to capitalize on growth opportunities in the triple-A credit enhancement markets.”

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the registration statement is available on the U.S. Securities and Exchange Commission website at www.sec.gov under Filings & Forms (EDGAR).

XL Capital Ltd, through its operating subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis. As of December 31, 2005, XL Capital Ltd had consolidated assets of approximately $58.4 billion and consolidated shareholders’ equity of approximately $8.5 billion. More information about XL Capital Ltd is available at www.xlcapital.com.

This press release contains forward-looking statements. Statements that are not historical facts, including statements about XL’s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans and expectations. Actual events may differ materially from those included in such forward-looking statements and, therefore, you should not place undue reliance on them. XL undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future developments or otherwise.

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